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Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement
No. 333-49435 on Form S-8 of Syntel, Inc. of our reports dated March 8, 2006 with respect to the consolidated financial statements of Syntel, Inc., and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports appear in this Annual Report on Form 10-K of Syntel, Inc. for the years ended December 31, 2005 and 2004.


                                                    Crowe Chizek and Company LLC

Fort Wayne, Indiana
March 8, 2006


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